Exhibit 99.1

Sonida Senior Living, Inc. Announces Third Quarter 2023 Results

DALLAS, Texas – November 14, 2023 – Sonida Senior Living, Inc. (the “Company,” “we,” “our,” or “us”) (NYSE: SNDA) announced results for the third quarter ended September 30, 2023.

“We continue to see growth in both year-over-year occupancy and revenue that is surpassing industry trends. This strong financial performance combined with our improved debt structure has Sonida firmly positioned for strategic expansion within the marketplace,” said Brandon Ribar, President and CEO. “As we close out the year and prepare for 2024, we look forward to bringing our signature programs and services to more seniors and to pursuing new avenues of growth and shareholder value creation.”

Third Quarter Highlights
•Weighted average occupancy for the Company’s consolidated portfolio increased 150 basis points to 84.9% year-over-year.
•Resident revenue increased $6.6 million, or 12.6% year-over-year.
•Net loss for the third quarter was $18.4 million.
•Adjusted EBITDA, a non-GAAP measure, was $9.3 million for Q3 2023, an increase of $4.8 million year-over-year.
•Net cash provided by operating activities was $10.6 million year-to-date as compared to $2.9 million for the same period in 2022.
•Results for the Company’s consolidated portfolio of communities:
◦Q3 2023 vs. Q3 2022:
▪Revenue Per Available Unit (“RevPAR”) increased 13.7% to $3,446.
▪Revenue Per Occupied Unit (“RevPOR”) increased 11.7% to $4,061.
▪Community Net Operating Income, a non-GAAP measure, increased $4.7 million. Adjusted Community Net Operating Income, a non-GAAP measure, which excludes $0.5 million of state grant revenue received in Q3 2023 (none recognized in Q3 2022) was $14.2 million and $10.0 million for Q3 2023 and Q3 2022, respectively.
▪Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin (non-GAAP measures with the latter adjusted for non-recurring state grant revenue) were 24.8% and 24.2%, for Q3 2023, respectively, and 19.0% and 19.0% for Q3 2022, respectively.
◦Q3 2023 vs. Q2 2023:
▪RevPAR increased 4.4% to $3,446.
▪RevPOR increased 3.3% to $4,061.
▪Community Net Operating Income increased $1.1 million. Adjusted Community Net Operating Income, excluding $0.5 million and $0.4 million of state grant revenue received in Q3 2023 and Q2 2023, respectively, was $14.2 million and $13.1 million for Q3 2023 and Q2 2023, respectively.
▪Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin (adjusted for non-recurring state grant revenue) were 24.8% and 24.2% for Q3 2023, respectively, and 23.8% and 23.2% for Q2 2023, respectively.

SONIDA SENIOR LIVING, INC.
SUMMARY OF CONSOLIDATED FINANCIAL RESULTS
THREE MONTHS ENDED SEPTEMBER 30, 2023
(in thousands)

	Three Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023
Consolidated results
Resident revenue (1)	$59,117	$52,485	$56,960
Management fees	569	608	531
Operating expenses	44,486	43,123	44,662
General and administrative expenses	8,615	5,851	6,574
Long-lived asset impairment	5,965	—	—
Loss before provision for income taxes (1)	(18,328)	(13,739)	(12,159)
Net loss (1)	(18,411)	(13,739)	(12,212)
Adjusted EBITDA (1) (2)	9,270	4,446	7,538
Community net operating income (NOI) (2)	14,690	9,995	13,549
Community net operating income margin (2)	24.8%	19.0%	23.8%
Weighted average occupancy	84.9%	83.4%	83.9%
(1) Includes $0.5 million, $0.0 million, and $0.4 million of state grant revenue received in Q3 2023, Q3 2022, and Q2 2023, respectively.
(2) Adjusted EBITDA, Community Net Operating Income, and Community Net Operating Income Margin are financial measures that are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). See “Reconciliation of Non-GAAP Financial Measures” for the Company's definition of such measures, reconciliations to the most comparable GAAP financial measures, and other information regarding the use of the Company's non-GAAP financial measures.

Results of Operations
Three months ended September 30, 2023 as compared to three months ended September 30, 2022
Revenues
Resident revenue for the three months ended September 30, 2023 was $59.1 million as compared to $52.5 million for the three months ended September 30, 2022, an increase of $6.6 million, or 12.6%. The increase in revenue was primarily due to increased occupancy and increased average rent rates.
Expenses
Operating expenses for the three months ended September 30, 2023 were $44.5 million as compared to $43.1 million for the three months ended September 30, 2022, an increase of $1.4 million, or 3.2%. The increase is primarily due to a $2.2 million increase in labor and employee-related expenses and a $0.3 million increase in computer software/ internet costs, partially offset by a reduction in real estate taxes of $0.4 million and $0.7 million in other expenses.
General and administrative expenses for the three months ended September 30, 2023 were $8.6 million as compared to $5.9 million for the three months ended September 30, 2022, representing an increase of $2.7 million. This increase is primarily due to a $1.4 million increase in transaction costs due to our loan modification and a $1.2 million increase in stock-based compensation expense from prior quarter due to forfeiture credits in connection with executive personnel changes.
The Company reported a net loss of $18.4 million for the three months ended September 30, 2023, compared to a net loss of $13.7 million for the three months ended September 30, 2022. A major factor impacting the comparison of net loss for the three months ended September 30, 2023 and September 30, 2022 relates to a non-cash impairment charge of $6.0 million related to one owned community.
Adjusted EBITDA for the three months ended September 30, 2023 was $9.3 million compared to $4.4 million for the three months ended September 30, 2022. See “Reconciliation of Non-GAAP Financial Measures” below.

Nine months ended September 30, 2023 as compared to nine months ended September 30, 2022
Revenues
Resident revenue for the nine months ended September 30, 2023 was $172.7 million as compared to $155.3 million for the nine months ended September 30, 2022, an increase of $17.4 million, or 11.2%. The increase in revenue was primarily due to increased occupancy and increased average rent rates.
Expenses
Operating expenses for the nine months ended September 30, 2023 were $133.0 million as compared to $126.6 million for the nine months ended September 30, 2022, an increase of $6.4 million, or 5.1%. The increase is primarily due to a $5.8 million increase in labor and employee-related expenses, a $0.4 million increase in service contracts, a $0.8 million increase in computer software/ internet costs, partially offset by a $0.6 million decrease in food costs and a $0.2 million decrease in real estate taxes.
General and administrative expenses for the nine months ended September 30, 2023 were $22.3 million as compared to $23.6 million for the nine months ended September 30, 2022, representing a decrease of $1.3 million. This decrease is primarily due to a $1.9 million decrease in recurring general and administrative expenses and a $1.3 million decrease in stock-based compensation expense as a result of prior year forfeiture credits in connection with executive personnel changes. Partially offsetting the decrease in general and administrative expense is an increase of $1.9 million related to transaction costs associated with our 2023 loan modifications.
The Company reported a net loss of $6.5 million for the nine months ended September 30, 2023 compared to a net loss of $37.8 million for the nine months ended September 30, 2022, primarily due to a $36.3 million gain on extinguishment of debt, partially offset by a non-cash impairment charge of $6.0 million during the nine months ended September 30, 2023.
Significant Transactions
Fannie Mae Loan Modification
On June 29, 2023, the Company entered into a binding forbearance agreement (“Fannie Forbearance”) with the Federal National Mortgage Association (“Fannie Mae”) for all 37 of its encumbered communities, effective as of June 1, 2023 (“Fannie Forbearance Effective Date”). Under the Fannie Forbearance, Fannie Mae agreed to forbear on its remedies otherwise available under the community mortgages and Master Credit Facility (“MCF”) in connection with reduced debt service payments made by the Company during the forbearance period. In connection with the Fannie Forbearance, the Company made a $5.0 million principal payment in July 2023. The Fannie Forbearance was the first of a two-step process to modify all existing mortgage agreements with Fannie Mae by October 1, 2023 under proposed loan modification agreements, as defined in the Fannie Forbearance (“Loan Modification Agreements”). Terms outlined in an agreed upon term sheet accompanying the Fannie Forbearance were included in the Loan Modification Agreements as the final step to modify the various 37 Fannie Mae community mortgages and MCF prior to the expiration of the Fannie Forbearance, which was subsequently extended to October 6, 2023. The Company entered into Loan Modification Agreements with Fannie Mae on October 2, 2023. The forbearance and subsequent loan modification provide the Company with additional financial flexibility and increases its liquidity position.
Under the terms of the Loan Modification Agreements, the mortgage principal payments on 18 community mortgages, ranging from July 2024 to December 2026, will be extended to December 2026. The remaining 19 communities under the MCF have existing maturities in December 2028. The Company will not be required to make scheduled principal payments due under the 18 community mortgages and 19 communities under the MCF through (the revised maturity date) December 2026 and June 1, 2026, respectively. The monthly interest rate was reduced by a 1.5% weighted average on all 37 communities for 12 months, resulting in a projected cash savings of $6.1 million over the period of June 1, 2023 through June 1, 2024.
Ally Loan Amendment

On June 29, 2023 and concurrent with the Fannie Forbearance, the Company executed a second amendment (“Ally Amendment”) to its refinance facility (“Ally Term Loan”) and amended limited payment guaranty with Ally Bank (“Second Amended and Restated Limited Payment Guaranty”) with terms that include a waiver of its current $13.0 million liquid assets requirement through June 30, 2024. During the waiver period (June 30, 2023 through July 1, 2024 under the Ally

Amendment, the “Waiver Period”), a new and temporary liquid assets minimum threshold will be established at $6.0 million and measured weekly. Beginning on July 1, 2024, a new liquid assets requirement of $7.0 million will be effective, with such threshold increasing $1.0 million per month rising to $13.0 million by the earlier of the release of the Waiver Period or December 31, 2024. In addition, the Company must replace its interest rate cap (“IRC”) on the $88.1 million notional value and a 2.25% SOFR strike rate when the current IRC expires on November 30, 2023. In July 2023, the Company funded a $2.3 million interest rate cap reserve to Ally Bank with an additional $0.1 million added during the remainder of Q3.
Conversant Equity Commitment
In connection with the Fannie Forbearance and Ally Amendment signed on June 29, 2023, the Company entered into a $13.5 million equity commitment agreement (“Equity Commitment”) with Conversant Dallas Parkway (A) LP and Conversant Dallas Parkway (B) LP, (together “Conversant”) for a term of 18 months. The Equity Commitment had a commitment fee of $675,000 payable through the issuance of 67,500 shares of common stock of the Company. Sonida shall have the right, but not the obligation, to utilize Conversant’s equity commitment and may draw on the commitment in whole or in part. The Company made a $6.0 million equity draw in July 2023 in exchange for 600,000 shares of common stock of the Company. Subsequent to September 30, 2023, the Company elected to draw down an additional $4.0 million of the Conversant Equity Commitment in October which was received on November 1, 2023. The Company issued 400,000 shares of common stock to Conversant on November 1, 2023.
The foregoing description of the Fannie Forbearance, the Ally Amendment, Second Amended & Restated Limited Payment Guaranty, Loan Modification Agreements, and Equity Commitment and related transactions contemplated do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Fannie Forbearance, the Ally Amendment, Second Amended and Restated Limited Payment Guaranty, and Equity Commitment which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to the Company’s Form 8-K filed on July 5, 2023, incorporated herein by reference. In addition, the full text of the Loan Modification Agreements are filed as Exhibits 10.2 and 10.3 to the Company’s Form 8-K filed on October 6, 2023, incorporated herein by reference.
Liquidity and Capital Resources
Cash flows
The table below presents a summary of the Company’s net cash provided by (used in) operating, investing, and financing activities (in thousands):

	Nine months ended September 30,
	2023	2022
Net cash provided by operating activities	$10,643	$2,903
Net cash used in investing activities	(12,792)	(30,659)
Net cash used in financing activities	(7,441)	(24,304)
Decrease in cash and cash equivalents	$(9,590)	$(52,060)
In addition to $3.6 million of unrestricted cash on hand as of September 30, 2023, our future liquidity will depend in part upon our operating performance, which will be affected by prevailing economic conditions, including those related to the COVID-19 pandemic, and financial, business and other factors, some of which are beyond our control. Principal sources of liquidity are expected to be cash flows from operations, proceeds from debt refinancings or loan modifications, proceeds from the issuance of common or preferred stock, COVID-19 or related relief grants from various state agencies, and/or proceeds from the sale of owned assets. In June 2023, the Company entered into the Fannie Forbearance, the Ally Amendment, Second Amended and Restated Limited Payment Guaranty, and the Equity Commitment, as disclosed above. The Company entered into Loan Modification Agreements with Fannie Mae on October 2, 2023. These transactions are expected to provide additional financial flexibility to the Company and increase its liquidity position. In March 2022, the Company completed the refinancing of certain existing mortgage debt, which was further amended in December 2022 and June 2023.
The Company has implemented plans, which include strategic and cash-preservation initiatives, designed to provide the Company with adequate liquidity to meet its obligations for at least the 12-month period following the date its third quarter 2023 financial statements are issued. While the Company’s plans are designed to provide it with adequate liquidity to meet its obligations for at least the 12-month period following the date its financial statements are issued, the remediation plan is dependent on conditions and matters that may be outside of the Company’s control, and no assurance can be given that certain options will be available on terms acceptable to the Company, or at all. If the Company is unable to successfully execute all of the planned initiatives or if the plan does not fully mitigate the Company’s liquidity challenges, the Company’s operating plans and resulting cash flows along with its cash and cash equivalents and other sources of liquidity may not be sufficient to fund operations for the 12-month period following the date the financial statements are issued.
The Company, from time to time, considers and evaluates financial and capital raising transactions related to its portfolio, including debt refinancings and modifications, purchases and sales of assets and other transactions. There can be no assurance that the Company will continue to generate cash flows at or above current levels, or that the Company will be able to obtain the capital necessary to meet the Company’s short and long-term capital requirements.
Recent changes in the current economic environment, and other future changes, could result in decreases in the fair value of assets, slowing of transactions, and the tightening of liquidity and credit markets. These impacts could make securing debt or refinancings for the Company or buyers of the Company’s properties more difficult or on terms not acceptable to the Company. The Company’s actual liquidity and capital funding requirements depend on numerous factors, including its operating results, its capital expenditures for community investment, and general economic conditions, as well as other factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023.
Conference Call Information
The Company will host a conference call with senior management to discuss the Company’s financial results for the three months ended September 30, 2023, on Tuesday November 14, 2023, at 4:00 p.m. Eastern Time. To participate, dial 877-407-0989 (no passcode required). A link to the simultaneous webcast of the teleconference will be available at: https://www.webcast-eqs.com/register/sonidaseniorliving_q32023_en/en.
For the convenience of the Company’s shareholders and the public, the conference call will be recorded and available for replay starting November 15, 2023 through November 29, 2023. To access the conference call replay, call 877-660-6853, passcode 13742296. A transcript of the call will be posted in the Investor Relations section of the Company’s website.
About the Company

Dallas-based Sonida Senior Living, Inc. is a leading owner-operator of independent living, assisted living and memory care communities and services for senior adults. As of September 30, 2023, the Company operated 71 communities, with capacity for approximately 8,000 residents across 18 states, which provide comfortable, safe, affordable environment where residents can form friendships, enjoy new experiences and receive personalized care from dedicated team members who treat them like family. For more information, visit www.sonidaseniorliving.com or connect with the Company on Facebook, Twitter or LinkedIn.
Definitions of RevPAR and RevPOR
RevPAR, or average monthly revenue per available unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.
RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period.

Safe Harbor
This release contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2023, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short- and long-term debt obligations and to make capital improvements to the Company’s communities; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures, including the Company’s ability to complete the modifications to its loan agreements; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations.
For information about Sonida Senior Living, visit www.sonidaseniorliving.com
Investor Contact: Kevin J. Detz, Chief Financial Officer, at 972-308-8343
Press Contact: media@sonidaliving.com.

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Resident revenue	$59,117	$52,485	$172,683	$155,315
Management fees	569	608	1,605	1,836
Managed community reimbursement revenue	4,989	7,694	15,314	21,757
Total revenues	64,675	60,787	189,602	178,908
Expenses:
Operating expense	44,486	43,123	132,956	126,562
General and administrative expense	8,615	5,851	22,252	23,563
Depreciation and amortization expense	9,943	9,691	29,751	28,940
Long-lived asset impairment	5,965	—	5,965	—
Managed community reimbursement expense	4,989	7,694	15,314	21,757
Total expenses	73,998	66,359	206,238	200,822
Other income (expense):
Interest income	139	44	521	47
Interest expense	(9,020)	(8,205)	(26,445)	(23,728)
Gain (loss) on extinguishment of debt, net	—	—	36,339	(641)
Gain (loss) on sale of assets, net	(34)	—	217	—
Other income (expense), net	(90)	(6)	(269)	8,663
Loss before provision for income taxes	(18,328)	(13,739)	(6,273)	(37,573)
Provision for income taxes	(83)	—	(205)	(254)
Net loss	(18,411)	(13,739)	(6,478)	(37,827)
Dividends on Series A convertible preferred stock	—	—	—	(2,267)
Undeclared dividends on Series A convertible preferred stock	(1,265)	(1,134)	(3,693)	(1,134)
Undistributed net income allocated to participating securities	—	—	—	—
Net loss attributable to common stockholders	$(19,676)	$(14,873)	$(10,171)	$(41,228)

Weighted average common shares outstanding — basic	7,050	6,364	6,602	6,357
Weighted average common shares outstanding — diluted	7,050	6,364	6,602	6,357

Basic net loss per common share	$(2.79)	$(2.34)	$(1.54)	$(6.49)
Diluted net loss per common share	$(2.79)	$(2.34)	$(1.54)	$(6.49)

Sonida Senior Living, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except per share amounts)

	September 30, 2023	December 31, 2022

Assets
Current assets:
Cash and cash equivalents	$3,562	$16,913
Restricted cash	17,590	13,829
Accounts receivable, net	8,124	6,114
Prepaid expenses and other assets	3,540	4,099
Derivative assets	745	2,611
Total current assets	33,561	43,566
Property and equipment, net	594,116	615,754
Other assets, net	1,412	1,948
Total assets	$629,089	$661,268
Liabilities and Equity
Current liabilities:
Accounts payable	$10,067	$7,272
Accrued expenses	41,532	36,944
Current portion of notes payable, net of deferred loan costs	64,309	46,029
Deferred income	3,790	3,419
Federal and state income taxes payable	158	—
Other current liabilities	548	653
Total current liabilities	120,404	94,317
Notes payable, net of deferred loan costs and current portion	565,149	625,002
Other liabilities	61	113
Total liabilities	685,614	719,432
Commitments and contingencies
Redeemable preferred stock:
Series A convertible preferred stock, $0.01 par value; 41 shares authorized, 41 shares issued and outstanding as of September 30, 2023 and December 31, 2022	47,243	43,550
Shareholders’ deficit:
Authorized shares - 15,000 as of September 30, 2023 and December 31, 2022; none issued or outstanding, except Series A convertible preferred stock as noted above	—	—
Authorized shares - 15,000 as of September 30, 2023 and December 31, 2022; 7,778 and 6,670 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	78	67
Additional paid-in capital	299,690	295,277
Retained deficit	(403,536)	(397,058)
Total shareholders’ deficit	(103,768)	(101,714)
Total liabilities, redeemable preferred stock and shareholders’ deficit	$629,089	$661,268

Sonida Senior Living, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(6,478)	$(37,827)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,751	28,940
Amortization of deferred loan costs	1,130	946
Gain on sale of assets, net	(217)	—
Long-lived asset impairment	5,965	—
Write-off of other assets	—	535
Unrealized (gain) loss on interest rate cap, net	1,958	(206)
(Gain) loss on extinguishment of debt	(36,339)	641
Provision for bad debt	582	908
Non-cash stock-based compensation expense	2,144	3,479
Other non-cash items	(7)	7
Changes in operating assets and liabilities:
Accounts receivable, net	(2,592)	(1,760)
Prepaid expenses and other assets	2,997	6,755
Other assets, net	(45)	(115)
Accounts payable and accrued expense	11,276	566
Federal and state income taxes payable	158	(423)
Deferred income	371	414
Other current liabilities	(11)	43
Net cash provided by operating activities	10,643	2,903
Cash flows from investing activities:
Acquisition of new communities	—	(12,342)
Capital expenditures	(14,168)	(18,317)
Proceeds from sale of assets	1,376	—
Net cash used in investing activities	(12,792)	(30,659)
Cash flows from financing activities:
Proceeds from notes payable	—	80,000
Repayments of notes payable	(12,508)	(98,535)
Proceeds from issuance of common stock	6,000	(263)
Dividends paid on Series A convertible preferred stock	—	(2,987)
Purchase of interest rate cap	—	(258)
Deferred loan costs paid	(825)	(2,180)
Other financing costs	(108)	(81)
Net cash used in financing activities	(7,441)	(24,304)
Decrease in cash and cash equivalents and restricted cash	(9,590)	(52,060)
Cash, cash equivalents, and restricted cash at beginning of period	30,742	92,876
Cash, cash equivalents, and restricted cash at end of period	$21,152	$40,816

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

This earnings release contains the financial measures (1) Community Net Operating Income and Adjusted Community Net Operating Income, (2) Community Net Operating Income Margin and Adjusted Community Net Operating Income Margin, (3) Adjusted EBITDA, (4) Revenue per Occupied Unit (RevPOR) and (5) Revenue per Available Unit (RevPAR), all of which are not calculated in accordance with U.S. GAAP. Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the following reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP.

Community Net Operating Income and Consolidated Community Net Operating Income Margin are non-GAAP performance measures for the Company’s consolidated owned portfolio of communities that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock-based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and impacts the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain(loss) on extinguishment of debt, gain(loss) on disposition of assets, long-lived asset impairment, and loss on non-recurring settlements with third parties. The Community Net Operating Income Margin is calculated by dividing Community Net Operating Income by community resident revenue. Adjusted Community Net Operating Income and Adjusted Community Net Operating Income Margin are further adjusted to exclude the impact from non-recurring state grant funds received.

The Company believes that presentation of Community Net Operating Income, Community Net Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin as performance measures are useful to investors because (i) they are one of the metrics used by the Company’s management to evaluate the performance of our core consolidated owed portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the consolidated owned communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance, and impacts the comparability of performance between periods.

Community Net Operating Income, Net Community Operating Income Margin, Adjusted Community Net Operating Income, and Adjusted Community Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded general and administrative expenses are necessary to operate the Company and oversee its communities; (ii) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (iii) excluded depreciation, amortization, and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iv) the Company may incur income/expense similar to those for which adjustments are made, such as gain (loss) on debt extinguishment, gain(loss) on disposition of assets, loss on settlements, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(in thousands)	Three Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023
Consolidated Community Net Operating Income
Net loss	$(18,411)	$(13,739)	$(12,212)
General and administrative expense	8,615	5,851	6,574
Depreciation and amortization expense	9,943	9,691	9,927
Long-lived asset impairment	5,965	—	—
Interest income	(139)	(44)	(188)
Interest expense	9,020	8,205	8,558
Loss on sale of assets, net	34	—	—
Other expense	90	6	117
Provision for income taxes	83	—	53
Settlement (income) fees and expense, net (1)	(510)	25	559
Other taxes	—	—	161
Consolidated community net operating income	14,690	9,995	13,549
Resident revenue	$59,117	$52,485	$56,960
Consolidated community net operating income margin	24.8%	19.0%	23.8%

COVID-19 state relief grants (2)	478	—	411
Adjusted resident revenue	58,639	52,485	56,549
Adjusted community net operating income	$14,212	$9,995	$13,138
Adjusted community net operating income margin	24.2%	19.0%	23.2%
(1) Settlement fees and expenses relate to non-recurring settlements with third parties for contract terminations, insurance claims, and related fees.
(2) COVID-19 relief revenue are grants and other funding received from third parties to aid in the COVID-19 response and includes state relief funds received.

ADJUSTED EBITDA (UNAUDITED)

Adjusted EBITDA is a non-GAAP performance measures that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and impacts the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for bad debts, gain (loss) on extinguishment of debt, gain on sale of assets, long-lived asset impairment, casualty losses, and transaction and conversion costs.

The Company believes that presentation of Adjusted EBITDA’s impact as a performance measure is useful to investors because it provides an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods.

Adjusted EBITDA has material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as bad debts, gain(loss) on sale of assets, or gain(loss) on debt extinguishment, non-cash stock-based compensation expense and transaction and other costs, and such income/expense may significantly affect the Company’s operating results.

(In thousands)	Three Months Ended September 30,		Three Months Ended June 30,
	2023	2022	2023
Adjusted EBITDA
Net loss	$(18,411)	$(13,739)	$(12,212)
Depreciation and amortization expense	9,943	9,691	9,927
Stock-based compensation expense, net	641	(588)	601
Provision for bad debt	249	386	96
Interest income	(139)	(44)	(188)
Interest expense	9,020	8,205	8,558
Long-lived asset impairment	5,965	—	—
Loss on sale of assets, net	34	—	—
Other expense, net	90	6	117
Provision for income taxes	83	—	53
Casualty losses (1)	204	372	456
Transaction and conversion costs (2)	1,591	157	130
Adjusted EBITDA	$9,270	$4,446	$7,538
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure projects, or related projects.

SUPPLEMENTAL INFORMATION

	Third Quarter
(Dollars in thousands)	2023	2022	Increase (decrease)	Second Quarter 2023	Sequential increase (decrease)
Selected Operating Results
I. Consolidated community portfolio
Number of communities	61	62	(1)	62	(1)
Unit capacity	5,718	5,771	(53)	5,753	(35)
Weighted average occupancy (1)	84.9%	83.4%	1.5%	83.9%	1.0%
RevPAR	$3,446	$3,032	$414	$3,300	$146
RevPOR	$4,061	$3,636	$425	$3,932	$129
Consolidated community net operating income	$14,690	$9,995	$4,695	$13,549	$1,141
Consolidated community net operating income margin (3)	24.8%	19.0%	5.8%	23.8%	1.0%
Consolidated community net operating income, net of general and administrative expenses (2)	$6,716	$3,556	$3,160	$7,576	$(860)
Consolidated community net operating income margin, net of general and administrative expenses (2)	11.4%	6.8%	4.6%	13.3%	(1.9)%
II. Consolidated Debt Information
(Excludes insurance premium financing)
Total variable rate mortgage debt (4)	$137,320	$129,727	N/A	$137,253	N/A
Total fixed rate debt	$493,436	$538,128	N/A	$499,078	N/A
(1) Weighted average occupancy represents actual days occupied divided by total number of available days during the quarter.
(2) General and administrative expenses exclude stock-based compensation expense in order to remove the fluctuation in fair value due to market volatility.
(3) Includes $0.5 million, $0.0 million, and $0.4 million of state grant revenue received in Q3 2023, Q3 2022, and Q2 2023, respectively. Excluding the grant revenue, Q3 2023 consolidated community NOI margin was 24.2%.
(4) As of September 30, 2023, the entire balance of our outstanding variable-rate debt obligations were covered by interest rate cap agreements.